UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            October 27, 2006

Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2006, Targeted Genetics Corporation and the Children’s Hospital of Philadelphia, or CHOP, entered into an amendment, or the Amendment, to the Agreement under an NIH Prime Award, dated February 8, 2006, between CHOP and Targeted Genetics, or the Agreement. The Agreement was previously filed as Exhibit 10.36 to Targeted Genetics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006.

Under the terms of the Amendment, the period of performance of the Agreement was extended to include the period from August 31, 2006 through August 30, 2007, or the Extended Performance Period. In addition, additional costs of $5,707,854 were authorized for Extended Performance Period and the total budget for the Extended Performance Period was capped at $8,794,877.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment, dated October 27, 2006, to the Agreement under an NIH Prime Award, dated February 8, 2006, between the Children’s Hospital of Philadelphia and Targeted Genetics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ DAVID J. POSTON
David J. Poston
Vice President, Finance and Chief Financial Officer
Dated: November 1, 2006

INDEX TO EXHIBITS

10.1	Amendment, dated October 27, 2006, to the Agreement under an NIH Prime Award, dated February 8, 2006, between the Children’s Hospital of Philadelphia and Targeted Genetics Corporation